CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Williamsburg Investment Trust, comprised of The Jamestown Bond Fund, The Jamestown Short Term Bond Fund, The Jamestown Balanced Fund, The Jamestown Equity Fund, The Jamestown Tax Exempt Virginia Fund, The Jamestown International Equity Fund, FBP Contrarian Balanced Fund, FBP Contrarian Equity Fund, The Government Street Equity Fund, The Government Street Bond Fund, The Alabama Tax Free Bond Fund and Davenport Equity Fund and to the use of our reports dated April 24, 1998 on the financial statements and financial highlights. Such financial statements and financial highlights appear in each series' respective 1998 Annual Report to Shareholders which accompanies the Statement of Additional Information.

                                            /s/Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 27, 1998